EXHIBIT 21




                       FEDERAL SIGNAL CORPORATION
                  Subsidiaries of the Registrant


The following table sets forth information concerning significant subsidiaries of the Registrant.


                                                           Jurisdiction
                                                             in which
         Name                                               Organized

         Aplicaciones Tecnologicas VAMA S.L.                  Spain
         Bassett Rotary Tool Company                          Indiana
         Bronto Skylift Oy Ab                                 Finland
         Dayton Progress Canada, Ltd.                         Ontario, Canada
         Dayton Progress Corporation                          Ohio
         Dayton Progress International Corporation            Ohio
         Dayton Progress (U.K.), Ltd.                         United Kingdom
         Dico Corporation                                     Michigan
         Dunbar-Nunn Corporation                              California
         Elgin Sweeper Company                                Delaware
         Emergency One, Inc.                                  Delaware
         Federal APD, Inc.                                    Michigan
         Federal Signal Credit Corporation                    Delaware
         Federal Signal International (FSC), Ltd.             Jamaica, W.I.
         Guzzler Manufacturing, Inc.                          Alabama
         Jamestown Punch and Tooling, Inc.                    New York
         Justrite Manufacturing Company, L.L.C.               Delaware
         Manchester Tool Company                              Delaware
         Nippon Dayton Progress K.K.                          Japan
         Ravo International (Van Raaij Holdings BV
          and its subsidiaries)                               Netherlands
         Schneider Stanznormalien GmbH                        Germany
         Superior Emergency Vehicles, Ltd.                    Alberta, Canada
         Vactor Manufacturing, Inc.                           Illinois